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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): January 29, 1999


                             BELL INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


       California                    1-11471                   95-2039211
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(State of incorporation)    (Commission File Number)    (IRS Identification No.)


2201 E. El Segundo Boulevard    El Segundo, CA                90245
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (310) 563-2355


                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On January 29, 1999, Bell Industries, Inc., a California corporation ("Bell" or the "Registrant") sold its Electronics Distribution Group ("EDG") to Arrow Electronics, Inc., a New York corporation. EDG sells electronic components to approximately 10,000 customers in North America, including: semiconductors, passive components, connectors, and board-level products. EDG also provides various value added services. The purchase price is approximately $185 million, subject to post closing adjustments. A portion of the proceeds from the sale were used to repay Bell's bank debt. The remaining proceeds will be used to pay taxes and expenses related to the sale and to make a distribution to Bell's shareholders.

          The sale of EDG was structured as a sale of substantially all the assets of EDG's operations. The purchase price was determined based on negotiations between the parties.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)     Pro forma financial information.

        Attached on Exhibit (99.1) is unaudited pro forma financial information for the Registrant.

(c)     Exhibits

        (99.1)  Unaudited pro forma financial information for the Registrant.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BELL INDUSTRIES, INC.



Date: February 11, 1999                 By:  /s/ RUSSELL A. DOLL
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                                             Russell A. Doll
                                             Vice President -
                                             Chief Financial Officer